Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended March 31, 2025 of X-Square Series Trust (the “Registrant”).

I, Ignacio Canto, the Principal Executive Officer/President of the Registrant, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	June 4, 2025

By:	/s/ Ignacio Canto
Ignacio Canto
Principal Executive Officer/President

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended March 31, 2025 of X-Square Series Trust (the “Registrant”).

I, Cristina Perez, the Principal Financial Officer/Treasurer of the Registrant, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	June 4, 2025

By:	/s/ Cristina Perez
Cristina Perez
Principal Financial Officer/Treasurer